UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 5, 2015

Assured Pharmacy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35735	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway, Suite 390, Plano, Texas 75024
(Address of principal executive offices)

(972) 473-4033
Registrant's telephone number, including area code

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

In conjunction with the filing of the Chapter 11 Cases (defined below), the Company has executed an Equity Purchase Agreement with Precise Analytical, LLC, a private Delaware limited liability company (“Precise”), the effectiveness of which is subject to the entry of a Confirmation Order of the Bankruptcy Court approving the Debtors’ proposed plan of reorganization. The proposed plan and a proposed disclosure statement were filed with the bankruptcy petitions, and the Debtors have asked for expedited consideration of the disclosure statement. Upon the effective date of the bankruptcy plan, if approved by the Bankruptcy Court, Precise shall receive 100% of the shares of the reorganized Company’s common stock for a purchase price to be calculated based on a base purchase price of $11,500,000 with deductions from the purchase price for the Company’s debt outstanding under the DIP Facility (as defined in the Equity Purchase Agreement) and the amount, if any, by which the Target Working Capital exceeds the Closing Working Capital (such terms are defined in the Equity Purchase Agreement) and with an addition to the purchase price for the amount, if any, by which the Closing Working Capital exceeds the Target Working Capital. Upon payment of the purchase price, the Company will contribute the proceeds to the Plan Escrow and the Professional Fee Escrow. Additional adjustments to the purchase price may be made within 90 days after the closing date, depending on the Company’s balance sheets (including the subsidiaries’ balance sheets) and the actual amounts of the Closing Working Capital, cash and the amounts paid in cash pursuant to the plan. The proceeds in the Plan Escrow will then be distributed to pay creditors and certain interest holders pursuant to the plan.

Item 1.03      Bankruptcy or Receivership.

On March 5, 2015 (“Petition Date”), Assured Pharmacy, Inc. (the “Company”) and its subsidiaries Assured Pharmacy Management, Inc., Assured Pharmacy Dallas, Inc., Assured Pharmacy Boston, Inc., Assured Pharmacy Denver, Inc., Assured Pharmacies, Inc., Assured Pharmacy Gresham, Inc., Assured Pharmacy Kansas, Inc., Assured Pharmacies Northwest, Inc., and CS Compliance Group, Inc.,  (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Texas (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company has requested that the Chapter 11 cases be jointly administered and styled as In re Assured Pharmacy, Inc., et al., Case No. 15-40389 (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The proposed plan and disclosure statement and the other documents filed in connection with the bankruptcy modify and supplement all of the descriptions contained herein, and control over any contrary statements herein. The plan is subject to change. Neither the plan nor the disclosure statement have been approved at this time, and the descriptions herein are not intended to be and shall not be treated as a solicitation of support for the plan. The bankruptcy filings including the plan and disclosure statement are publicly available on the PACER system used by the Bankruptcy Court to allow public access to filed documents, described more fully in the Bankruptcy Court website listed in Item 7.01.

Item 2.04      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the agreements listed on Exhibit 99.2. This exhibit is not an exhaustive list of creditors nor is it an exhaustive list of all agreements in which Company is in default; it only lists such agreements that are in default as a result of the filing of the Chapter 11 Cases.

As of the Petition Date, there was a total of $3,443,166 in principal payable under the agreements listed on Exhibit 99.1. Nothing in the listing of creditors on Exhibit 99.1 is an acknowledgment that the debts listed will be allowed, or waives any rights, if any, of the Debtors to contest them on any basis allowed by law.

As a result of the filing of Chapter 11 Case, the Company believes that the ability of the lenders/creditors to seek remedies to enforce their rights against the Company under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01        Regulation FD Disclosure.

Additional Information on the Chapter 11 Cases can be found on: https://www.txeb.uscourts.gov

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Statements Regarding the Chapter 11 Cases

The Company’s security holders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. If the plan is confirmed and closing occurs on the Equity Purchase Agreement, the existing common stock will be canceled. It is not anticipated that the holders of the common stock will receive any distributions under the plan. For example, if the plan is confirmed and closing occurs on the Equity Purchase Agreement, the existing common stock and any other equity interests, warrants and options will be canceled. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Holders of the Company’s common stock, warrants or options are not expected to have any recovery in the Chapter 11 Cases.

Item 9.01            Financial Statements and Exhibits

Exhibit Number	Decription

Exhibit 1.1	Equity Purchase Agreement by and between Assured Pharmacy, Inc. and Precise Analytical, LLC

Exhibit 99.1	Table of Direct Financial Obligations Accelerated or Increased as a Result of the Chapter 11 Cases

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 9, 2015
ASSURED PHARMACY, INC., a Nevada corporation

By:	/s/ Robert DelVecchio
Name:	Robert DelVecchio
Title:	Chief Executive Officer